Exhibit 20.6
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust
                          For the Month of July 1999
                     Distribution Date of August 16, 1999
                           Servicer Certificate #15

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $303,217,968.07
Beginning Pool Factor                                         0.605389375

Principal and Interest Collections:
     Principal Collected                                    $9,403,051.91
     Interest Collected                                     $2,368,180.38

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $435,605.66
Total Additional Deposits                                     $435,605.66

Repos / Chargeoffs                                          $1,173,801.86
Aggregate Number of Notes Charged Off                                 128

Total Available Funds                                      $12,206,837.95

Ending Pool Balance                                       $292,641,114.30
Ending Pool Factor                                              0.5842722

Servicing Fee                                                 $252,681.64

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $15,856,926.79
     Target Percentage                                               5.25%
     Target Balance                                        $15,363,658.50
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                     ($493,268.29)
     Ending Balance                                        $15,363,658.50

Current Weighted Average APR:                                       9.382%
Current Weighted Average Remaining Term (months):                   37.71

Delinquencies                                            Dollars        Notes
     Installments:              1 - 30 days          $1,790,958.75      1,511
                                31 - 60 days           $472,382.48        373
                                60+  days              $213,491.90        101

     Total:                                          $2,476,833.13      1,542

     Balances:                  60+  days            $3,306,865.01        101

Memo Item - Reserve Account
     Prior Month                                    $15,918,943.32
+    Invest. Income                                     $63,024.91
+    Excess Serv.                                            $0.00
+    Transfer (to) / from Collections Account         ($125,041.44)
     Beginning Balance                              $15,856,926.79

Exhibit 20.6
Page 2 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of July 1999

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $303,217,968.07
Ending Pool Balance                            $292,641,114.30

Collected Principal                              $9,403,051.91
Collected Interest                               $2,368,180.38
Charge - Offs                                    $1,173,801.86
Liquidation Proceeds / Recoveries                  $435,605.66
Servicing                                          $252,681.64
Cash Transfer from Reserve Account                 $125,041.44
Total Collections Avail for Debt Service        $12,079,197.75

Beginning Balance                              $303,217,968.07     $292,605,222.10     $10,612,745.97

Interest Due                                     $1,502,343.98       $1,448,395.85         $53,948.13
Interest Paid                                    $1,502,343.98       $1,448,395.85         $53,948.13
Principal Due                                   $10,576,853.77      $10,206,663.89        $370,189.88
Principal Paid                                  $10,576,853.77      $10,206,663.89        $370,189.88

Ending Balance                                 $292,641,114.30     $282,398,558.21     $10,242,556.09
Note / Certificate Pool Factor                                              0.5843             0.5843
   (Ending Balance / Original Pool Amount)
Total Distributions                             $12,079,197.75      $11,655,059.74        $424,138.01

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00             ($0.00)
     Total Shortfall                                     $0.00               $0.00             ($0.00)
      (required from Reserve)
Excess Servicing                                         $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $15,856,926.79
(Release) / Draw                                  ($493,268.29)
Ending Reserve Acct Balance                     $15,363,658.50

Exhibit 20.6
Page 3 of 3

Navistar Financial 1998 - A Owner Trust
For the Month of July 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                     4                    3                   2                   1
                                   Mar-99                Apr-99               May-99              Jun-99              Jul-99
Beginning Pool Balance         $366,924,379.42      $352,038,070.81      $335,891,805.57      $315,427,555.68      $303,217,968.07

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                  $896,231.60          $865,321.50          $943,455.18          $624,948.81        $1,173,801.86
    Recoveries                     $562,437.46          $551,646.83          $435,207.30          $666,796.29          $435,605.66

Total Charged Off (Months 5, 4, 3)                    $2,705,008.28
Total Recoveries (Months 3, 2, 1)                     $1,537,609.25
Net Loss / (Recoveries) for 3 Mos                     $1,167,399.03(a)

Total Balance (Months 5, 4, 3)                    $1,054,854,255.80(b)

Loss Ratio Annualized  [(a/b) * (12)]                      1.32803%

Trigger:  Is Ratio > 1.5%                                        No
                                                                              May-99              Jun-99              Jul-99

B)   Delinquency Trigger:                                                  $2,774,311.44        $3,220,780.92        $3,306,865.01
     Balance delinquency 60+ days                                               0.82595%             1.02108%             1.09059%
     As % of Beginning Pool Balance                                             0.82197%             0.87517%             0.97921%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                          3.06743%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer